Exhibit 10.4
DIRECTOR DEFERRED COMPENSATION PLAN
THE TIMKEN COMPANY
ELECTION AGREEMENT
          I,                     , hereby elect to participate in the Director Deferred Compensation Plan for The Timken Company (the “Plan”) with respect to the Compensation that I may receive for the year beginning January 1, 2008.
          I hereby elect to defer payment of the Compensation that I otherwise would be entitled to receive as follows:

Deferral of Cash
1. Percentage or dollar amount of Board retainer and Committee fees earned in 2008:

25% [ ]	100% [ ]
50% [ ]	% [ ]
$      [     ]
2. Percentage of deferred amount to be invested in Common Shares fund and/or cash fund (total of percentages must equal 100%):
a.	Common Shares fund ___%

b.	Cash fund ___%
3. To the extent of any election to Common Shares fund, percentage of dividend equivalents to be invested in Common Shares fund and/or cash fund (total of percentages must equal 100%)
a.	Common Shares fund ___%

b.	Cash fund ___%
4. Please make payment of the above specified Compensation together with all accrued interest reflected in my Account as follows:
a.	Pay in lump sum [ ]

b.	Pay in ___ (not to exceed 40) approximately equal quarterly installments (based on initial value) [ ]
5. Please defer payment or make payment of first installment of the specified Compensation as follows:
a.	Defer until my Termination of Service [ ]

b.	Defer until [ ] (specify date or number of years following my Termination of Service)

Please be sure each numbered item is completed
Deferral of Common Shares
1. Percentage or dollar amount value of Common Shares earned as a result of the annual automatic award in 2008:

25% [ ]	100% [ ]
50% [ ]	___% [ ]

___shares[ ]	$ [ ]
2. Percentage of dividend equivalents to be invested in Common Shares fund and/or cash fund (total of percentages must equal 100%)
a.	Common Shares fund ___%

b.	Cash fund ___%
3. Please make payment of the above specified Compensation together with all accrued earnings reflected in my Account as follows:
a.	Pay in lump sum [ ]

b.	Pay in ___ (not to exceed 40) approximately equal quarterly installments (based on initial value) [ ]
4. Please defer my receipt of Common Shares together with the cash credited to my Account equal to dividends or other distributions paid on the number of shares reflected in such Account, together with all accrued earnings, as follows:
a.	Defer until my Termination of Service [ ]

b.	Defer until [ ] (specify date or number of years following my Termination of Service)

Please be sure each numbered item is completed

          I acknowledge that I have reviewed the Plan and understand that my participation will be subject to the terms and conditions contained in the Plan. Capitalized terms used, but not otherwise defined, in this Election Agreement shall have the respective meanings assigned to them in the Plan.
          I understand that this Election Agreement applies only to the compensation earned by me during the period specified above and will not apply to compensation earned in subsequent years.
          I understand the, generally, my Termination of Service will occur when I cease to be a Director. However, if I continue to provide services to the Company (as an employee or independent contractor) after I cease to be a Director, my Termination of Service may not occur until a later date, and if I become an employee following my service as a Director, I may be subject to a six-month waiting period after my Termination Date.
          I acknowledge that I have been advised to consult with my own financial, tax, estate planning and legal advisors before making this election to defer in order to determine the tax effects and other implications of my participation in the Plan.
          I understand that amendments to bring the Plan into compliance with Section 409A of the Internal Revenue Code are necessary, and I further agree that the Company has my consent to make these amendments with an effective date not later than January 1, 2009.
Dated this       day of                     , 2007.

(Signature)	(Print or type name)